CERTIFICATE OF DESIGNATION OF SERIES
                   AND DETERMINATION OF RIGHTS AND PREFERENCES
                                       OF

                      SERIES C CONVERTIBLE PREFERRED STOCK

                                       OF

                              AMEN PROPERTIES, INC.

         AMEN PROPERTIES, INC., a Delaware corporation (the "COMPANY"), acting pursuant to Section 151 of the General Corporation Law of Delaware, does hereby submit the following Certificate of Designation of Series and Determination of Rights and Preferences of its Series C Convertible Preferred Stock (this "CERTIFICATE").

         FIRST:  The name of the Company is Amen Properties, Inc.

         SECOND: By unanimous consent of the Board of Directors (the "BOARD") of the Company dated January 5, 2005, the following resolutions were duly adopted:

         WHEREAS the Certificate of Incorporation of the Company (the "CERTIFICATE OF INCORPORATION") authorizes 5,000,000 shares of preferred stock, par value $.001 per share ("PREFERRED STOCK"), issuable from time to time in one or more series;

         WHEREAS, the Company has previously designated two series of Preferred Stock, the Series A Preferred Stock, par value $.001 per share (the "SERIES A PREFERRED") and the Series B Preferred Stock, par value $.001 per share (the "SERIES B PREFERRED"), each with such rights and preferences as are set forth in the respective Certificate of Designation of Series and Determination of Rights and Preferences, as amended, for each (the "SERIES A AND B DESIGNATIONS");

         WHEREAS the Board of the Company is authorized, subject to limitations prescribed by law and by the provisions of paragraph four (4) of the Company's Certificate of Incorporation, to establish and fix the number of shares to be included in any series of Preferred Stock and the designation, rights, preferences, powers, restrictions and limitations of the shares of such series; and

         WHEREAS it is the desire of the Board to establish and fix the number of shares to be included in a new series of Preferred Stock and the designation, rights, preferences and limitations of the shares of such new series.

         NOW, THEREFORE, BE IT RESOLVED that pursuant to paragraph four of the Company's Certificate of Incorporation, there is hereby established a new series of Preferred Stock, and that the Board does hereby fix and determine the designation, rights, preferences, powers, restrictions and limitations set forth as follows:




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

SECTION 1.  DESIGNATION; RANK.

         This series of cumulative convertible Preferred Stock shall be designated and known as the "SERIES C PREFERRED STOCK." The number of shares constituting the Series C Preferred Stock shall be 125,000 shares. The Series C Preferred Stock shall, with respect to rights upon liquidation, dissolution or winding up, whether voluntary or involuntary, rank equal to the Series A Preferred Stock and the Series B Preferred Stock, and prior to the common stock of the Company, par value $.01 per share (the "COMMON STOCK").

SECTION 2.  DIVIDENDS.

         The holders of outstanding shares of Series C Preferred Stock shall be entitled to receive any dividend declared in respect of the Common Stock based upon the number of shares of Common Stock into which the outstanding shares of Series C Preferred Stock are convertible at the time the dividend is declared as if such shares of Common Stock issuable upon conversion of the Series C Preferred Stock were outstanding for purposes of the Common Stock dividend.

SECTION 3.  LIQUIDATION PREFERENCE.

         (a) Upon any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, but before any distribution or payment shall be made to the holders of any Common Stock, and in equal preference to the holders of the Series A Preferred and the Series B Preferred, the holders of Series C Preferred Stock shall be entitled to be paid out of the remaining assets of the Company legally available for distribution with respect to each share of Series C Preferred Stock an amount equal to the sum of (i) $16.00 per share, as adjusted for any stock dividends, combinations or splits with respect to such shares (the "ORIGINAL SERIES C ISSUE PRICE") plus (ii) any declared but unpaid dividends thereon (such sum, the "SERIES C LIQUIDATION VALUE"). If upon any such liquidation, dissolution or winding up of the Company the remaining assets of the Company available for distribution to its stockholders shall be insufficient to pay the holders of shares of Series A Preferred, Series B Preferred and Series C Preferred Stock the full liquidation amount to which each is entitled under the Series A and B Designations and this Certificate, as the case may be, then the holders of shares of Series A Preferred, Series B Preferred and Series C Preferred Stock shall share ratably in any distribution of the remaining assets of the Company in proportion to the respective amounts which would otherwise be payable in respect of the shares of such Preferred Stock held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full.

         (b) After payment in full of the liquidation amounts to which all outstanding shares of Series A Preferred, Series B Preferred and Series C Preferred Stock are entitled, then the remaining assets of the Company legally available for distribution, if any, shall be distributed to the holders of Common Stock.

         (c) The following events shall be considered a liquidation for purposes of Section 3(a) above and Section 6 (a) below unless the holders of at least a majority of the voting power of all then outstanding shares of Series A Preferred, Series B Preferred and the Series C Preferred Stock, voting together as a single class, vote otherwise:

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

                  (i) any merger, consolidation or other business combination of the Company in which the stockholders of the Company immediately prior to such transaction will, immediately after such transaction (by virtue of securities issued in the transaction or otherwise), beneficially own (as determined pursuant to rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act") capital stock representing less than fifty percent (50%) of the voting power of the surviving entity's voting stock immediately after such transaction; or

                  (ii) a sale of all or  substantially  all of the assets of the
         Company to any other entity, where the Company's stockholders immediately prior to such sale will, immediately after such sale (by virtue of securities issued as consideration for the Company's sale or otherwise), beneficially own (as determined pursuant to Rule 13d-3 under the Exchange Act) capital stock representing less than fifty percent (50%) of the voting power of the acquiring entity's voting stock.

         (d) In either of the events in Section 3(c) above, if the consideration received by the Company is other than cash, its value will be deemed its fair market value as determined in good faith by the Board. Any securities shall be valued as follows:

                  (i) Securities not subject to investment letter or other similar restrictions on free marketability covered by (ii) below:

                           (A) If traded on a securities exchange or through the
                  Nasdaq National Market, the value shall be deemed to be the average of the closing prices of the securities on such quotation system over the thirty (30) day period ending three
                  (3) days prior to the closing;

                           (B) If actively  traded  over-the-counter,  the value
                  shall be deemed to be the average of the closing bid or sale prices (whichever is applicable) over the thirty (30) day period ending three (3) days prior to the closing; and

                           (C) If there is no active  public  market,  the value
                  shall be the fair market value thereof, as mutually determined by the Board and the holders of at least a majority of the voting power of all then outstanding shares of Series A Preferred, Series B Preferred and Series C Preferred Stock.

                  (ii) The method of valuation of securities subject to investment letter or other restrictions on free marketability (other than restrictions arising solely by virtue of a stockholder's status as an affiliate or former affiliate) shall be to make an appropriate discount from the market value determined as above in (i) (A), (B) or
         (C) to reflect the approximate fair market value thereof, as mutually determined by the Board and the holders of at least a majority of the voting power of all then outstanding shares of Series A Preferred, Series B Preferred and Series C Preferred Stock.


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

SECTION 4.  VOTING RIGHTS.

         (a) Each holder of outstanding shares of Series C Preferred Stock shall be entitled to the number of votes equal to the number of whole shares of Common Stock into which all of the shares of Series C Preferred Stock held by such holder would be convertible if the Conversion Price were $4.25 per share of Common Stock (subject to the Conversion Cap described in Section 6(1) hereof and as adjusted from time to time pursuant to Sections 6(e), (f), (g) and (h) hereof) at each meeting of stockholders of the Company (and written actions of stockholders in lieu of meetings) with respect to any and all matters presented to the stockholders of the Company for their action or consideration. The foregoing calculation of voting rights shall not have any effect on the Conversion Rights set forth in Section 6 hereof. Except as provided by law, by the express provisions hereof, or by the provisions establishing any other series of Preferred Stock, holders of Series C Preferred Stock and of any outstanding other series of Preferred Stock shall vote together with the holders of Common Stock as a single class.

         (b) Notwithstanding the foregoing, the Series C Preferred Stock will not be entitled (i) to vote with respect to any approval or ratification by the stockholders of the Company of the designation, issuance and sale of the Series C Preferred Stock by the Company in accordance with the rules of the Nasdaq Stock Market, and (ii) to the number of votes equal to the number of shares of Common Stock into which the Series C Preferred Stock is convertible that are in excess of the Conversion Cap unless and until Stockholder Approval is obtained (as such capitalized terms are defined in Section 6 hereof).

SECTION 5.  COVENANTS.

         In addition to any other rights provided by law, the Corporation shall not, without first obtaining the affirmative vote or written consent of the holders of at least fifty percent (50%) of the outstanding shares of the Series A Preferred, Series B Preferred and Series C Preferred Stock, voting together as a single class, (i) authorize or create (by reclassification or otherwise) any new class or series of shares of capital stock with rights senior or equal to the Series A Preferred, Series B Preferred or Series C Preferred Stock; (ii) amend or waive any provision of this Corporation's Certificate of Incorporation or Bylaws in any manner that adversely affects the preferences, privileges or rights of the Series A Preferred, Series B Preferred or Series C Preferred Stock; (iii) redeem or repurchase Common Stock or any other junior equity security, except for shares repurchased upon the termination of an employee, officer, director or consultant pursuant to a restricted stock purchase agreement; (iv) pay or declare any dividend on the Common Stock or any other junior equity security other than a dividend payable in shares of Common Stock; or (v) liquidate or wind up the Corporation.

SECTION 6.  CONVERSION RIGHTS.

         The holders of the Series C Preferred Stock shall have conversion rights as follows (the "Conversion Rights"):

         (a) RIGHT TO CONVERT. Each share of Series C Preferred Stock shall be convertible, at the option of the holder thereof, at any time and from time to time, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing the Original Series C Issue Price by the Conversion Price (as defined below) in effect at the time of conversion. Subject to the Conversion Cap provided under Section 6(l) and other limitations set forth herein, the Series C Preferred Stock is convertible into an aggregate of 500,000 shares of Common Stock. The Conversion Price (the "CONVERSION PRICE") is $4.00 per share of Common Stock. The Conversion Price is the price at which shares of Common Stock shall be deliverable upon conversion of Series C Preferred Stock, without the payment of additional consideration by the holder thereof. Such initial Conversion Price and the rate at which shares of Series C Preferred Stock may be converted into shares of Common Stock, shall be subject to adjustment as provided below.

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

         (b) FRACTIONAL SHARES. No fractional shares of Common Stock shall be issued upon conversion of the Series C Preferred Stock. In lieu of fractional shares, the Company shall round such fraction to the nearest whole number.

         (c) MECHANICS OF CONVERSION.

                  (i) In order to convert shares of Series C Preferred Stock into shares of Common Stock, the holder shall surrender the certificate or certificates for such shares of Series C Preferred Stock at the office of the transfer agent (or at the principal office of the Company if the Company serves as its own transfer agent), together with written notice that such holder elects to convert all or any number of the shares represented by such certificate or certificates. Such notice shall state the number of shares of Series C Preferred Stock which the holder seeks to convert. The number of shares of Common Stock into which each share of Series C Preferred Stock is convertible is subject to and limited by the Conversion Cap provided in Section 6(l). If required by the Company, certificates surrendered for conversion shall be endorsed or accompanied by a written instrument or instruments of transfer, in form satisfactory to the Company, duly executed by the registered holder or his or its attorney duly authorized in writing. The date of receipt of such certificates and notice by the transfer agent or the Company shall be the conversion date ("Conversion Date"). As soon as practicable after the Conversion Date, the Company shall promptly issue and deliver at such office to such holder a certificate or certificates for the number of shares of Common Stock to which such holder is entitled. Such conversion shall be deemed to have been made at the close of business on the date of such surrender of the certificate representing the shares of Series C Preferred Stock to be converted, and the person entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder of such shares of Common Stock on such date.

                  (ii) The Company shall at all times during which the Series C Preferred Stock shall be outstanding, reserve and keep available out of its authorized but unissued Common Stock, for the purpose of effecting the conversion of the Series C Preferred Stock, such number of its duly authorized shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding Series C Preferred Stock. Before taking any action which would cause an adjustment reducing the Conversion Price below the then par value of the shares of Common Stock issuable upon conversion of the Series C Preferred Stock, the Company will take any corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock at such adjusted Conversion Price.

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

                   (iii) All shares of Series C Preferred Stock which shall have been surrendered for conversion as herein provided shall no longer be deemed to be outstanding and all rights with respect to such shares, including the rights, if any, to receive dividends, notices and to vote, shall immediately cease and terminate on the Conversion Date, except only the right of the holders thereof to receive shares of Common Stock in exchange therefor, and if applicable, cash for any fractional shares of Common Stock. Any shares of Series C Preferred Stock so converted shall be retired and cancelled and shall not be reissued, and the Company may from time to time take such appropriate action as may be necessary to reduce the number of shares of authorized Series C Preferred Stock accordingly.

         (d) ADJUSTMENTS TO CONVERSION PRICE FOR DILUTING ISSUES.

                  (i) SPECIAL DEFINITIONS. For purposes of this Subsection 6(d), the following definitions shall apply:

                           (A) "OPTION"  shall mean rights,  options or warrants
                  to subscribe for, purchase or otherwise acquire Common Stock or Convertible Securities, excluding rights or options granted to employees, vendors, officers, directors and executives of, and consultants or shareholders to, the Company in an amount not exceeding the number of Reserved Employee Shares.

                           (B) "ORIGINAL ISSUE DATE" shall mean the date on which the first share of Series C Preferred Stock is first issued.

                           (C) "CONVERTIBLE SECURITIES" shall mean any evidences
                  of indebtedness, shares or other securities directly or indirectly convertible into or exchangeable for Common Stock.

                           (D) "ADDITIONAL SHARES OF COMMON STOCK" shall mean all shares of Common Stock issued (or, pursuant to Subsection 6(d)(iii) below, deemed to be issued) by the Company after the Original Issue Date, other than Reserved Employee Shares and other than shares of Common Stock issued or issuable:

                                    (1) by reason of a  dividend,  stock  split,
                           split-up or other distribution on shares of Common Stock;

                                    (2)  upon the  exercise  of  Options  as set
forth in Subsection 6(d)(i)(A); or

                                    (3) upon  conversion  of  shares of Series C
Preferred Stock.

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

                           (E) "RESERVED  EMPLOYEE  SHARES" shall mean shares of
                  Common Stock issued to employees, officers, directors, shareholders and executives of, and consultants or vendors to, the Company upon the exercise of options granted under the Company's employee stock option plans, which plans have been approved by the Company's stockholders, or as payment of compensation.

                           (F) "RIGHTS TO ACQUIRE  COMMON  STOCK" (or  "RIGHTS")
                  shall mean all rights issued by the Company to acquire Common Stock whether by exercise of a warrant, option or similar call, or conversion of any existing instruments, in either case for consideration fixed, in amount or by formula, as of the date of issuance.

                  (ii) NO ADJUSTMENT OF CONVERSION PRICE. No adjustment in the number of shares of Common Stock into which the Series C Preferred Stock is convertible shall be made, by adjustment in the applicable Conversion Price thereof, (A) unless the consideration per share (determined pursuant to Subsection 6(d)(v) below) for an Additional Share of Common Stock issued or deemed to be issued by the Company is less than the Conversion Price in effect on the date of, and immediately prior to, the issue of such Additional Shares, or (B) if, prior to such issuance, the Company receives written notice from the holders of at least a majority of the voting power of all then outstanding shares of Series A Preferred, Series B Preferred and Series C Preferred Stock, voting together as a single class, agreeing that no such adjustment shall be made as the result of the issuance of Additional Shares of Common Stock.

                  (iii) ISSUE OF SECURITIES DEEMED ISSUE OF ADDITIONAL SHARES OF COMMON STOCK. If the Company at any time or from time to time after the Original Issue Date shall issue any Options or Convertible Securities or Rights to Acquire Common Stock, then the maximum number of shares of Common Stock (as set forth in the instrument relating thereto without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options, Rights or, in the case of Convertible Securities, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Shares of Common Stock issued as of the time of such issue; provided, however, that Additional Shares of Common Stock shall not be deemed to have been issued unless the consideration per share (determined pursuant to Subsection 6(d)(v) hereof) of such Additional Shares of Common Stock would be less than the Conversion Price in effect on the date of and immediately prior to such issue, or such record date, as the case may be, and provided, further, that in any such case:

                           (A) No further  adjustment  in the  Conversion  Price
                  shall be made upon the subsequent issue of shares of Common Stock upon the exercise of such Options, Rights or conversion or exchange of such Convertible Securities;

                           (B) Upon the expiration or termination of any unexercised Option, Right or Convertible Security, the Conversion Price shall be adjusted immediately to reflect the Conversion Price which would have been in effect had such Option, Right or Convertible Security (to the extent outstanding immediately prior to such expiration or termination) never been issued; and

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

                           (C) In the  event  of any  change  in the  number  of
                  shares of Common Stock issuable upon the exercise, conversion or exchange of any Option, Right or Convertible Security, including, but not limited to, a change resulting from the anti-dilution provisions thereof, the Conversion Price then in effect shall forthwith be readjusted to such Conversion Price as would have been obtained had the Conversion Price adjustment that was originally made upon the issuance of such Option, Right or Convertible Security which were not exercised or converted prior to such change been made upon the basis of such change, but no further adjustment shall be made for the actual issuance of Common Stock upon the exercise or conversion of any such Option, Right or Convertible Security.

                  (iv) ADJUSTMENT OF CONVERSION PRICE UPON ISSUANCE OF ADDITIONAL SHARES OF COMMON STOCK. If the Company shall at any time after the Original Issue Date issue Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to Subsection 6(d)(iii), but excluding shares issued as a dividend or distribution as provided in Subsection 6(f) or upon a stock split or combination as provided in Subsection 6(e)), without consideration, or for a consideration per share less than the Conversion Price in effect on the date of and immediately prior to such issue, or without the requisite number of notices contemplated by Subsection 6(d)(ii) hereof, then and in such event, the Conversion Price shall be reduced by a full ratchet anti-dilution adjustment to such lesser price (calculated to the nearest cent), but in no case will convert at a price below $2.80 per share, concurrently with such issuance at a price less than the original Conversion Price. Notwithstanding the foregoing, the applicable Conversion Price shall not be reduced if the amount of such reduction would be an amount less than $.20, but any such amount shall be carried forward and reduction with respect thereto made at the time of and together with any subsequent reduction which, together with such amount and any other amount or amounts so carried forward, shall aggregate $.20 or more.

                  (v) DETERMINATION OF CONSIDERATION. For purposes of this Subsection 6(d), the consideration received by the Company for the issue of any Additional Shares of Common Stock shall be computed as follows:

                           (A) Cash and Property. Such consideration shall:

                                    (1)  insofar  as it  consists  of  cash,  be
                           computed at the aggregate of cash received by the Company, excluding amounts paid or payable for accrued interest or accrued dividends;

                                    (2) insofar as it consists of property other
                           than cash, be computed at the fair market value thereof at the time of such issue, as determined in good faith by the Board; and

                                    (3) in the event Additional Shares of Common
                           Stock are issued together with other shares or securities or other assets of the Company for consideration which covers both, be the proportion of such consideration so received, computed as provided in clauses (1) and (2) above, as determined in good faith by the Board.

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

                           (B) Options, Rights and Convertible  Securities.  The
                  consideration per share received by the Company for Additional Shares of Common Stock deemed to have been issued pursuant to Subsection 6(d)(iii), relating to Options, Rights and Convertible Securities, shall be determined by dividing

                                    (1) the total  amount,  if any,  received or
                           receivable by the Company as consideration for the issue of such Options, Rights or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration) payable to the Company upon the exercise of such Options, Rights or the conversion or exchange of such Convertible Securities, by

                                    (2) the  maximum  number of shares of Common
                           Stock (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options, Rights or the conversion or exchange of such Convertible Securities.

         (e) ADJUSTMENT FOR STOCK SPLITS AND COMBINATIONS. If the Company shall at any time or from time to time after the Original Issue Date effect a subdivision of the outstanding Common Stock, the Conversion Price then in effect immediately before that subdivision shall be proportionately decreased. If the Company shall at any time or from time to time after the Original Issue Date combine the outstanding shares of Common Stock, the Conversion Price then in effect immediately before the combination shall be proportionately increased. Any adjustment under this paragraph shall become effective at the close of business on the date the subdivision or combination becomes effective.

         (f) ADJUSTMENT FOR CERTAIN DIVIDENDS AND DISTRIBUTIONS. In the event the Company at any time or from time to time after the Original Issue Date shall make or issue a dividend or other distribution payable in shares of Common Stock, then and in each such event the Conversion Price shall be decreased as of the time of such issuance, by multiplying the Conversion Price by a fraction, the numerator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance, and the denominator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance plus the number of shares of Common Stock issuable in payment of such dividend or distribution.

         (g) ADJUSTMENTS FOR OTHER DIVIDENDS AND DISTRIBUTIONS. In the event the Company at any time, or from time to time after the Original Issue Date shall make or issue, a dividend or other distribution payable in securities of the Company other than shares of Common Stock, then and in each such event provision shall be made so that the holders of shares of the Series C Preferred Stock shall receive upon conversion thereof in addition to the number of shares of Common Stock receivable thereupon, the amount of securities of the Company that they would have received had their Series C Preferred Stock been converted into Common Stock on the date of such event and had thereafter, during the period from the date of such event to and including the Conversion Date, retained such securities receivable by them as aforesaid during such period given application to all adjustments called for during such period, under this paragraph with respect to the rights of the holders of the Series C Preferred Stock.

         (h) ADJUSTMENT FOR RECLASSIFICATION, EXCHANGE, OR SUBSTITUTION. If the Common Stock issuable upon the conversion of the Series C Preferred Stock shall be changed into the same or a different number of shares of any class or classes of stock, whether by capital reorganization, reclassification, or otherwise (other than a subdivision or combination of shares or stock dividend provided for above), then and in each such event the holder of each share of Series C Preferred Stock shall have the right thereafter to convert such share into the kind and amount of shares of stock and other securities and property receivable upon such reorganization, reclassification, or other change, by holders of the number of shares of Common Stock into which such shares of Series C Preferred Stock might have been converted immediately prior to such reorganization, reclassification, or change, all subject to further adjustment as provided herein.

         (i) NO IMPAIRMENT. The Company will not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this
Section 6 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of the Series C Preferred Stock against impairment to the extent required hereunder.

         (j) CERTIFICATE AS TO ADJUSTMENTS. Upon the occurrence of each adjustment or readjustment of the Conversion Prices pursuant to this Section 6, the Company at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and shall file a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based with its corporate records. The Company shall, upon the reasonable written request of any holder of Series C Preferred Stock, furnish or cause to be furnished to such holder a similar certificate setting forth (i) such adjustments and readjustments, (ii) the Conversion Price(s) then in effect, and (iii) the number of shares of Common Stock and the amount, if any, of other property which then would be received upon the conversion of Series C Preferred Stock. Despite such adjustment or readjustment, the form of each or all Series C Preferred Stock certificates, if the same shall reflect the initial or any subsequent Conversion Price, need not be changed in order for the adjustments or readjustments to be valid in accordance with the provisions of this Certificate, which shall control.

         (k) NOTICE OF RECORD DATE. In the event

                  (i) that the Company declares a dividend (or any other distribution) on its Common Stock payable in Common Stock or other securities of the Company;

                  (ii) that the Company subdivides or combines its outstanding shares of Common Stock;

                  (iii) of any reclassification of the Common Stock of the Company (other than a subdivision or combination of its outstanding shares of Common Stock or a stock dividend or stock distribution thereon); or

                  (iv) of the involuntary or voluntary dissolution, liquidation or winding up of the Company;

         then the Company shall cause to be filed at its principal office and shall cause to be mailed to the holders of the Series C Preferred Stock at their last addresses as shown on the records of the Company, or such transfer agent, at least 10 days prior to the record date specified in
         (A) below or 20 days before the date specified in (B) below, a notice stating

                           (A) the record date of such  dividend,  distribution,
                  subdivision or combination, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution, subdivision or combination are to be determined, or

                           (B) the date on which such reclassification, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such reclassification, dissolution or winding up.

         (l) LIMITATION ON CONVERSION RIGHTS. Notwithstanding anything stated herein to the contrary, unless and until the issuance and sale of the Series C Preferred Stock is approved or ratified by the stockholders of the Company in accordance with the rules of the Nasdaq Stock Market (the "STOCKHOLDER APPROVAL"), the Series C Preferred Stock cannot be converted into a total number of shares of Common Stock equal to or greater than twenty percent (20%) of the number of shares of Common Stock outstanding immediately prior to the issuance of the Series C Preferred Stock (the "CONVERSION CAP"). The Conversion Rights are expressly limited by and subject to the Conversion Cap for all purposes, unless and until the Stockholder Approval is obtained. The Conversion Cap shall be applied pro rata to the Conversion Rights of each outstanding share of Series C Preferred Stock, reducing the number of shares of Common Stock into which each share of Series C Preferred Stock is convertible equally. In no event shall the number of shares of Common Stock into which the Series C Preferred Stock is convertible exceed the Conversion Cap prior to the Stockholder Approval. Upon Stockholder Approval, the Conversion Cap shall terminate for all purposes and this Certificate shall be deemed amended to delete all references to the Conversion Cap and the conversion limitation set forth in this Section 6(l). The Company may, but shall not be required to, file an amendment to its Certificate of Incorporation to reflect the Stockholder Approval.

SECTION 7.  REDEMPTION.

         (a) Upon and at any time subsequent to the third anniversary of the Original Issue Date (as defined in Section 6(d)(i) above), the Company at its option may redeem, out of its available cash or cash equivalents, any amount of the then outstanding and not previously converted (pursuant to Section 6) Series C Preferred Stock issued on the Original Issue Date, at a price per share equal to the Original Series C Issue Price, plus any declared, but unpaid dividends thereon upon notice provided in accordance with Section 7(b). Shares subject to redemption pursuant to this Section shall be redeemed from each holder of Series C Preferred Stock on a pro rata basis.

         (b) At least thirty (30) days prior to the dates that the Company elects to redeem shares of the Series C Preferred Stock pursuant to Section 7(a) (each a "REDEMPTION DATE," together the "REDEMPTION DATES"), the Company shall send a notice (the "REDEMPTION NOTICE") to all holders of the outstanding Series C Preferred Stock of such redemption to be effected, specifying the number of shares to be redeemed from such holder, the Redemption Date, the price per share to be paid (the "REDEMPTION PRICE") and the place at which payment may be obtained.

         (c) On or prior to the Redemption Date, the Company shall deposit the Redemption Price of all shares to be redeemed as of such date with a bank or trust company having aggregate capital and surplus in excess of $50,000,000, as a trust fund, with irrevocable instructions and authority to the bank or trust company to pay, upon receipt of notice from the Company that such holder has surrendered the Series C Preferred Stock share certificates in accordance with
Section 7(d), the Redemption Price of the shares to their respective holders. Any moneys deposited by the Company pursuant to this Section 7 for the redemption of shares thereafter converted into shares of Common Stock pursuant to Section 6 hereof no later than the fifth (5th) day preceding the Redemption Date shall be returned to the Company forthwith upon such conversion. The balance of any funds deposited by the Company pursuant to this Section 7 remaining unclaimed at the expiration of one (1) year following such Redemption Date shall be returned to the Company promptly upon its written request.

         (d) On such  Redemption  Date,  each  holder  of  shares  of  Series  C
Preferred Stock to be redeemed shall surrender such holder's certificates representing such shares to the Company in the manner and at the place designated in the Redemption Notice, and thereupon the Redemption Price of such shares shall be payable to the order of the person whose name appears on such certificate or certificates as the owner thereof and each surrendered certificate shall be canceled. In the event less than all the shares represented by such certificates are redeemed, a new certificate shall be issued representing the unredeemed shares. From and after such Redemption Date, all rights of the holder of such redeemed shares as a holder of Series C Preferred Stock (except the right to receive the Redemption Price without interest upon surrender of their certificates) shall cease and terminate with respect to such shares.

         (e) In the event of a call for redemption of any shares of Series C Preferred Stock, the Conversion Rights (as defined in Section 6) for such Series C Preferred Stock shall terminate as to the shares designated for redemption at the close of business on the fifth (5th) day preceding the Redemption Date, unless default is made in payment of the Redemption Price.

         IN WITNESS WHEREOF, the Company has caused this Certificate to be executed this 28th day of February, 2005.

                                       AMEN PROPERTIES, INC.


                                       By: /s/  Jon M. Morgan
                                          ------------------------------------
                                                Jon M. Morgan
                                                President